                       PLANET DIRECT WEB SERVICE AGREEMENT

     This Agreement is made between PLANET DIRECT CORPORATION ("PDC") with offices at 100 Brickstone Square, Andover, Massachusetts 01810 and Cavion Technologies, Inc. D/B/A cavion.com ("Cavion") with offices at 7475 Dakin Street, Denver, Colorado 80221. This Agreement shall take effect on the date last executed below ("Effective Date"). All capitalized terms have the meanings set forth herein. In consideration of the agreements and representations contained herein, the parties hereto agree as follows:

1.   CERTAIN DEFINITIONS.

     1.1 "PD SERVICE" means PDC's entire present and future interactive communication and information service consisting of existing and future software products, services, and electronic and digital technologies and systems created in any and all forms by PDC (and/or others and licensed or otherwise provided to PDC) which are distributed, delivered or otherwise transmitted or made available electronically to users to be used by such users, including, without limitation, any and all documentation (all materials describing, the programming design and use of any software included in the PD Service) accompanying such products, services, technologies and systems, any revisions, upgrades, enhancements, maintenance or new releases, new versions and/or add-ons to such products, services, technologies and systems, and original equipment manufacturer (OEM) versions of such products, services, technologies and systems. Unless otherwise specified, references to the PD Service in this Agreement shall be deemed to include the Co-Branded Service.

     1.2 "ACTIVE PORTAL SERVICE" means certain HMTL extracted from the PD Service, in the size and shape set forth by PDC, which contains features, content, or other elements as generally described in the attached Exhibit B for the Cavion Personal Start Page, which content areas are customized for Cavion and/or Cavion Referred Partners, and where the first page viewed when the user opens an Internet browser (the "front door") is served by Cavion, as provided for herein.

     1.3 "CO-BRANDED SERVICE" shall mean that version (or versions) of the PD Service which are customized for Cavion and/or Cavion Referred Partners, and served by PDC, as provided for herein.

     1.4 "CAVION REFERRED PARTNER" shall mean any third party, which Cavion refers to Planet Direct for the purpose of customizing a version of the Co-Branded Service or Active Portal Service alone with Cavion. The Cavion Referred Partners are described in the attached Exhibit A, which shall be amended from time to time to reflect additional third parties referred by Cavion.

     1.5 "CAVION/PD URL" means either (1) the URL http://Cavion.planetdirect.com, or (2) the URL in the form http://xyzcreditunion.planetdirect.com identified to a Cavion Referred Partner for the purpose of providing Co-Branded Service for said third party. PDC owns all planetdirect.com URLs.

                       PLANET DIRECT WEB SERVICE AGREEMENT

     1.6 "CAVION PERSONAL START PAGE" means the front door that is served by Cavion or its designee, which contains one or more Active Portal objects, Member Emporium objects, and Cavion Referred Partner objects.

     1.7 "MEMBER EMPORIUM" means the general marketing, and promotional brand that Cavion will use to identify its products and services, or the products and services of other providers with which Cavion has a business relationship, to Users. In any case where Cavion elects not to use the Member Emporium brand, the term "Member Emporium" in this Agreement will refer to any brand that Cavion uses to identify such products and services to Users.

     1.8 "MEMBER EMPORIUM UTRL" means either (1) the url http://www.member emporium.com/, or (2) the URL in the form http://psp.memberemporium.com/ or http:// memberemporium.com/xyzcreditunion identified to a Cavion Referred Partner for the purpose of providing Active Portal Service for the Cavion Referred Partner. Cavion owns all memberemporium.com URLs. Additional forms of Member Emporium URLs may be specified from time to time by Cavion.

     1.9 "PDC OFFSITE VIEWER" means the thin frame or navigation bar which PDC serves on the top of certain pages which are linked to from the PD Service which allows users to easily return to the PD Service.

     1.10 "USERS" means end users who access the Co-Branded Service or Active Portal Service through a Cavion/PD URL or a Member Emporium URL. A User includes any visitor who is assigned a unique PDC Identifier "cookie" and can include customers or members that register by also providing a zip code and/or E-mail address.

2.   RIGHTS GRANTED.

     2.1 CO-BRANDED SERVICE. PDC will brand the PD Service with Member Emporium and, where applicable, the Cavion Referred Partner, as follows:

         (a) HOME PAGE OF THE CO-BRANDED SERVICE: The Home Page represented by the Cavion/PD URL shall be Member Emporium branded (exclusive of the Cavion Promotional Areas described below) and/or, where applicable, Cavion Referred Partner branded, and such branding will be located in the upper left comer of the page.

         (b) TOPIC LEVEL PAGES AND INFO CENTER: All topic level pages (i.e., sports, food and drink, etc.) will be Member Emporium and/or, where applicable, Cavion Referred Partner branded, and such branding will be located in the upper left comer of all Topic Level Pages and the Info Center.

         (c) OFFSITE VIEWER: The PDC Offsite Viewer will be Member Emporium and/or, where applicable, Cavion Referred Partner branded.

                       PLANET DIRECT WEB SERVICE AGREEMENT

         (d) INCONTEXT BRICK: A rectangular section in the center of the PDC topic level pages (400 x 110 pixels maximum) will be served by PDC on behalf of Cavion so that Users can quickly access products, services, promotions, or partnership programs.

Cavion will provide PDC with all necessary graphics, HTML, etc. which are required to create Cavion's Co-Branded Service no later than two (2) weeks prior to the scheduled launch date. The Co-Branding areas are available for branding by Cavion and/or Cavion Referred Partners. The parties will use their commercially reasonable efforts to launch the Co-Branded Service and the Active Portal Service on or about November 1, 1999.

     2.2  ACTIVE PORTAL SERVICE.

         (a) PROVISION OF ACTIVE PORTALS: PDC will provide Cavion with the capability to place PDC supplied Active Portals directly on the Cavion Personal Start Page, and on the web sites of Cavion Referred Partners. The Active Portals will include, but are not limited to, those described in Exhibit B. An "Active Portal" is defined as certain HTML extracted from the PD Service, in the size and shape set forth by PDC, which contains features, content, or other elements from the PD Service as shall be determined by PDC. PDC shall keep Cavion apprised of the availability of new Active Portal offerings to be available for Cavion's use.

         (b) USE OF ACTIVE PORTALS: Cavion or its designee will place Active Portals on the Cavion Personal Start Page and/or the web sites of Cavion Referred Partners, the content of which will link to the Co-Branded Service.

     2.3 TRADEMARKS. PDC shall have a non-transferable, non-exclusive right and license to use and publish in connection with the PD Service any present or future trade name or trademark or service mark provided by Cavion for purposes of co-branding, the PD Service (including the Active Portal Service) with Cavion, provided that all marks are so indicated by appropriate symbol or designation and attributed to Cavion or the appropriate Cavion Referred Partner. PDC acknowledges this license will not create any ownership right, title or interest in or to such marks and agrees not to modify such Marks without Cavion's prior written consent. Use of the marks will inure to the benefit of Cavion or the appropriate Cavion Referred Partner.

     2.4 PROMOTIONAL LINKS/CUSTOMIZATION. There will be areas specified by PDC on the Co-Branded Service which will contain links (graphic or text links) for Cavion's use or that of Cavion Referred Partners in accordance with section 2.4(c) below ("Cavion Promotional Areas"), without charge. It is agreed that the designated placement of the Cavion Promotional Areas are subject to change during the term of the Agreement as the Co-Branded Service is redesigned. Cavion will be notified in advance of any anticipated changes and the placement of Cavion Promotional Areas shall be of equal prominence after such changes. All Cavion Promotional Areas will be served by PDC and will be updated by PDC upon the request of Cavion as provided below. Cavion and/or the Cavion Referred Partner will provide

                       PLANET DIRECT WEB SERVICE AGREEMENT

PDC with the HTML files necessary to make such updates to the Promotional Areas at least one (1) week in advance of the time when Cavion would like said changes to appear on the Co-Branded Service. PDC must review all such files and test all links in same prior to placing same on the Co-Branded Service.

         (a) HOME PAGE: Below are the Cavion Promotional Areas available on the Home Page of the Co-Branded Service:

               1. Banner space (top banner)(470X59 pixels] (reserved for Cavion Referred Partners).

               2.   Messaging Area(center below the fold)

               3.   Partner brick (left margin) [120pixelsXstretches lengthwise]

         (b) TOPIC LEVEL PAGES: PDC will make available on the Topic Level Pages (i.e. the first page of the Food & Drink, Travel etc. areas of the PD Service), Cavion Promotional Areas, the size and placement of which is specified in sections 2.1(b) and 2.1(d).

         (c) USE OF CAVION PROMOTIONAL AREAS: The Cavion Promotional Areas may be used by Cavion to promote the services and products offered by Cavion or Member Emporium, and/or to promote the products or services offered by any Cavion Referred Partner on the Co-Branded Service containing branding for such Cavion Referred Partner. It is expressly understood that Cavion will not be permitted to place or sell Banner Advertisements or Sponsorships in the Cavion Promotional Areas. This limitation is not meant to limit Cavion's ability to (a) sell advertising, sponsorships, or display content on web pages which are linked to from the Cavion Promotional Areas, or (b) provide links in the Cavion Promotional Areas to web pages (hosted by Cavion, a Cavion Referred Partner, or any third party vendor with which Cavion has a business relationship) promoting the sale of products or services of third party vendors.

     2.5 ADVERTISING BLOCKING. Cavion may designate certain commerce partners, advertisers or advertising categories (collectively "Advertising") whose creative and URL links Cavion does not want to appear on the Co-Branded Service or the Active Portal Service. Cavion shall have sole discretion in deciding what advertising it does not want displayed to its Users. Cavion will inform PDC from time to time of the Advertising, or Advertising categories of products and services to be blocked. If PDC inadvertently does promote or advertise any such products or services on the Co-Branded Service or the Active Portal Service, PDC will use best efforts to remove the Advertising within 24 hours of notice from Cavion. If PDC does not cure the problem, or remove the Advertising, within three business days it will be cause for immediate termination of this Agreement. However, this right of blocking relates only to that Advertising which is sold by PDC and served by PDC or PDC's designee. This right of blocking does not relate to Advertising on any site not controlled by PDC. Cavion will not have the right to block any content partners from the Co-Branded

                       PLANET DIRECT WEB SERVICE AGREEMENT

Service or the Active Portal Service, except as stated in the following two sentences. PDC will not place any Advertising or content on the Co-Branded Service or Active Portal Service displaying or linking to adult content, Soldier of Fortune, firearms, sexual, hate or other violent or sexually oriented web sites. Moreover, PDC will not feature or link to advertisers or content partners blacklisted or censured by the Federal Trade Commission, Direct Marketing Association, Advertising Association or any other recognized authority for filtering Internet content. The Advertising Blocking is described in the attached Exhibit C, which shall be amended from time to time by Cavion.

3. DELIVERY/INFRASTRUCTURE. PDC will make the PD Service available for access by the Users by way of the Internet. PDC will make commercially reasonable efforts to ensure the PD Service maintains a 99.0% up time during the term of the agreement. The PD Service will be served from computer servers operated and maintained by PDC or its designee. PDC shall retain complete control over presentation, updates and expansions of the entire PD Service, as well as the placement of advertising within the PD Service, subject to the terms of this Agreement. The PD Service shall be owned exclusively by PDC, and PDC shall own all compilation copyrights with respect to the PD Service (to the extent not copyrightable by Cavion or other third party) and other content created by or for PDC as part of the PD Service.

4. MARKETING/PROMOTION. Cavion agrees, at its expense, to use commercially reasonable efforts to maximize use of the Co-Branded Service and/or the Active Portal Service by its Users. These efforts may include, but not be limited to, promotional activities such as on-line advertising, print advertising, and newsletters. The parties shall cooperate to develop a joint marketing plan on terms to be agreed within 90 days of the effective date.

5. TECHNICAL AND ADMINISTRATIVE SUPPORT. PDC will provide training materials to Cavion personnel on the Co-Branded and Active Portal Services which will enable Cavion to provide ongoing assistance to Users with regard to technical, administrative and service-oriented issues relating to (a) access to the Co-Branded and Active Portal Services and (b) the utilization and/or maintenance of the Co-Branded and Active Portal Services. PDC will provide "second level" support to Cavion for customer support issues related to the Co-Branded and Active Portal Services that Cavion personnel are unable to resolve.

6.   PAYMENT FOR PAGE VIEWS.

     6.1 PDC will pay Cavion for every 1,000 "Page Views" (a "CPM") served by PDC to Users. For the purposes of this Agreement, a Page View shall mean one (1) unique page of content delivered to the User's browser by PDC. A Page View shall not include those pages which are not served by PDC or pages which are served under the PDC Offsite Viewer, provided that PDC does not place Advertising on the PDC Offsite Viewer.

     6.2 Cavion will receive a quarterly payment based on the following "sliding scale" schedule: from 0 to 10,000 daily Page Views, Cavion shall receive a $1.00 CPM; from 10,001

                       PLANET DIRECT WEB SERVICE AGREEMENT

or greater daily Page Views, Cavion shall receive a $4.00 CPM. The quarterly revenue share to be paid to Cavion shall be based on the number of daily Page Views at the end of each quarter (e.g., if the Users provide 10,500 daily Page Views at the end of the quarter, Cavion will receive a $4.00 CPM for all Page Views). Cavion shall be entitled to payment under this section for so long as Users obtained during the term of this Agreement continue to generate Page Views. In consideration of PDC providing Advertising Blocking as described in section 2.5, during the first nine (9) months of this agreement Cavion will waive the Payment For Page Views revenue share. PDC will continue to report Page Views eligible for revenue served by PDC to Users on a quarterly basis.

     6.3 The provisions of this section will survive the termination of this Agreement until all payments earned under this section have been made.

7.   COMPENSATION.

     7.1  CAVION TO PDC.

         (a) SET UP FEE. Cavion agrees to pay PDC a one-time fee of $10,000 as described in this section. This amount shall represent payment for the creation of the Co-Branded Service and the Active Portal Service. This amount shall be due and pavable on the first anniversary of the Effective Date, and will only be due in the event that either (1) the total number of Users as of said date does not exceed 5,000, or (2) Cavion terminates this Agreement without cause within the first year after the Effective Date and the total number of Users as of the termination date does not exceed 5,000.

         (b) MAINTENANCE FEES. PDC shall maintain the entire Co-Branded Service and the Active Portal Service for the benefit of Cavion for the term of this Agreement. The annual maintenance fee for such services shall be waived if Cavion is able to achieve in excess of 40,000 daily Page Views. If the total number of daily Page Views is less than 40,000 by the end of each year during, the term of the Agreement, then Cavion will pay a maintenance fee to PDC which is adjusted as follows:

              DAILY PAGE VIEWS                              FEE PER USER
              0 to 15,000                                   $1.00
              15,001 to 40,000                              $.50
              40,001 and greater                            $.00 (annual fee waived)

PDC will invoice Cavion annually for said maintenance fees.

         7.2 PDC TO CAVION. PDC will make payment relating to Page Views (as described in Section 6) on a quarterly basis to Cavion. Any remuneration due hereunder will be made within 45 days following each quarter ending July 31, October 31, February 28, and April 30. All such payments will be accompanied by a report demonstrating the means of calculating the amounts paid

                       PLANET DIRECT WEB SERVICE AGREEMENT


         7.3 The provisions of this section will survive the termination of this Agreement until all payments earned during the term of this Agreement have been made.

8. GENERAL WARRANTIES. The parties represent and warrant at all times and for the benefit of each party that (a) each party has full power and authority to enter into this Agreement and to convey the rights granted hereunder; (b) each party will perform all of its obligations under this Agreement

9. INDEMNIFICATION. PDC and Cavion agree to indemnify, defend, and hold harmless the other party, and its successors, officers, directors, employees, agents and assigns, from and against any and all expenses and costs, including reasonable attorney's fees, arising out of any causes of action, claims or demands in connection with any claim which relates to the warranties, representations, and covenants made by such party to the other party, as set forth herein. Further, PDC agrees to defend and indemnify Cavion for any claim relating to the use of content of the PD Service (excepting, any such claim which relates to the content/trade marks provided by Cavion for display on the PD Service. If either party requests indemnification pursuant to this section, it will (a) give prompt written notice to the party from which indemnification is requested; (b) give that party the opportunity to control the defense of the action or claim, as well the opportunity to assign counsel in said defense; and (c) cooperate fully in said defense (at the expense of the indemnifying party). The provisions of this section will survive termination of this Agreement for a period equal to the statute of limitations governing the indemnified claim, and will continue to apply to any claim filed within that period.

10. LIMITATION OF DIRECT LIABILITY. SECTIONS 3, 8 AND 9 CONTAIN THE ONLY WARRANTIES MADE BY CAVION AND PDC. ANY AND ALL OTHER WARRANTIES OF ANY KIND WHATSOEVER ARE EXPRESSLY EXCLUDED AND DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, EACH PARTY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER AS TO THE PD SERVICE OR THE TECHNOLOGY DEPLOYED IN CONNECTION THEREWITH. TO THE EXTENT PERMITTED BY LAW, AND WITH THE EXCEPTION OF SECTION 9 ABOVE, NEITHER PARTY IS LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, ECONOMIC OR PUNITIVE DAMAGES INCURRED BY THE OTHER PARTY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The provisions of this section will survive termination of this Agreement for a period equal to the statute of limitations governing any claim subject to this section, and will continue to apply to any claim filed within that period.

11. DURATION/TERMINATION. This Agreement will be in effect for one year following the Effective Date, and will automatically renew for one year terms thereafter unless earlier terminated by either party as provided for herein. After the initial term, either party

                       PLANET DIRECT WEB SERVICE AGREEMENT

may terminate this Agreement, with or without cause, by providing, the other party with 90 days advance written notice. Notwithstanding the forgoing, the parties agree to fully perform this Agreement after any termination for cause or convenience to the extent necessary to fulfill contractual obligations to Cavion Referred Partners exists at the time of termination.

12. CONFIDENTIALITY. Each party undertakes to retain in confidence (a) the terms and conditions of this Agreement and (b) all non-public information and know-how disclosed pursuant to this Agreement which is either designated as proprietary and/or confidential or, by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential (collectively, "Confidential Information"); provided that each party may disclose the terms and conditions of this Agreement to its immediate legal and financial consultants in the ordinary course of its business or, in confidence, to its investors or potential investors. "Confidential Information" does not include (a) public information (unless such information becomes public through the receiving party's actions), or (b) information which the receiving party can show was developed independently or was rightly disclosed to it by a source other than the disclosing party. Each party agrees to use reasonable efforts to protect Confidential Information, with precautions that are at least as great as those taken to protect its own confidential information. A party's disclosure of Confidential Information as required by law is not prohibited by this Agreement, provided that the disclosing party gives the other party prompt notice of such order and assists in the procurement of an appropriate order protecting the information from public disclosure. Nothing contained herein limits either party's right to develop products independently without the use of the other party's Confidential Information. To the extent not inconsistent with this section, any non-disclosure agreement(s) entered into between the parties prior to this Agreement are deemed incorporated herein by this reference. The disclosing party will be entitled, in addition to any remedies otherwise available to it and without posting bond, to injunctive and other equitable relief to enforce or prevent breach of this section. This section will survive the termination of this Agreement for one year, or in the case of any trade secret, for as long as such information remains a trade secret.

13.      MISCELLANEOUS.

         13.1 NO INADVERTENT WAIVER. No waiver of any breach of any provision of this Agreement constitutes a waiver of any prior, concurrent or subsequent breach of the same or any other provisions, and will not be effective unless made in writing and signed by an authorized representative of the waiving party.

         13.2 FORCE MAJEURE. Neither party is liable for, and will not be considered in default or breach of this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such party's reasonable control, provided that the party whose performance is affected gives prompt notice to the other of the force majeure condition, and proceeds diligently to remedy such condition. No party shall be required to settle any labor dispute except in its sole discretion.

                       PLANET DIRECT WEB SERVICE AGREEMENT

         13.3 GOVERNING LAW. This Agreement is governed by the laws of Colorado.

         13.4 ASSIGNMENT. Neither this Agreement nor any interest herein may be assigned in whole or in part by either party, without the prior written consent of the other party, which shall not be unreasonably withheld. Notwithstanding, the forgoing, each party shall have the right to assign this Agreement to any successor of such party by way of merger, consolidation, or acquisition of the assigning party or substantially all of its assets (including Cavion's Member Emporium business unit).

         13.5 ENTIRE AGREEMENT. This Agreement, along with any Schedule attached hereto, embodies the entire agreement between the parties and supersedes all previous and contemporaneous agreements, understandings and arrangements with respect to the subject matter hereof, whether oral or written, and may be amended only by a written instrument duly signed by authorized representatives of Cavion and PDC. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         13.6 SPECIFIC PERFORMANCE. In the event of any breach of this Agreement, each party agrees that the non-defaulting party will not have an adequate remedy at law and, in addition to any other available remedies, shall be entitled to an injunction restricting the defaulting party from committing or continuing any violation of this Agreement and requiring specific performance of all terms and conditions hereof.

         13.7 SEVERABILITY. In the event that any provision contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect, such unenforceable provisions shall be reduced in scope or duration to the extent necessary in order to make the same enforceable.

         13.8 PUBLIC ANNOUNCEMENTS. Neither party will issue any press release, advertising, or other public announcement concerning its relationship with the other party without the written approval of the other party. Such approval will not be unreasonably withheld or delayed. If there is no response in five (5) business days, such approval shall be deemed as granted.

         13.9 COMPLIANCE WITH EXPORT LAWS. Cavion understands that PDC is subject to regulation by agencies of the United States Government which prohibit export or diversion of certain products to certain countries, including Cuba, Haiti, Iraq, Libya, Yugoslavia, North Korea, Iran, and Syria. Cavion agrees that it will comply in all respects with the export and reexport restrictions applicable to the PD Service licensed hereunder.

         13.10 RELATIONSHIP OF PARTIES. Neither this Agreement, nor any terms and conditions contained herein, may be construed as creating or constituting a partnership, joint venture or agency relationship.

                       PLANET DIRECT WEB SERVICE AGREEMENT

         13.11 USE OF MEMBER LISTS. Neither Cavion nor PDC will make available lists of members provided by the other party to other vendors or any outside parties for purposes of solicitation or any other purpose. However, this section does not limit Cavion, its affiliates or Cavion Referred Partners from using, such lists for purposes of promoting their products or services, targeting ads, or any other customer communications.

         13.12 AUDITS. PDC agrees to maintain all appropriate records and all proper entries therein relating directly to Users. Cavion may cause an audit to be made of PDC's applicable records in order to verify information provided hereunder. Any such audit shall be conducted during regular business hours, following prior reasonable notice, and in such a manner as to minimize interference with PDC's normal business activities. If the results of such audit show that PDC has underpaid any amounts due Cavion, PDC shall pay the additional amounts due within ten (10) days after receiving a copy of the audit report from Cavion. Cavion shall pay the costs of any such audit (including auditors' fees), except that if the audit shows that PDC has underpaid amounts due Cavion by 5% or more in any twelve (12) month period, PDC shall pay the costs of the audit.

         13.13 DISPUTE RESOLUTION. Except as otherwise agreed, any dispute concerning this agreement will be resolved as follows. If either party believes that a dispute cannot be resolved by informal negotiation, the matter will be submitted to mediation. The parties will agree upon a neutral impartial mediator experienced in the field of interactive electronic networks. At the commencement of the mediation, the parties will agree upon (a) a procedure for exchange of information related to the dispute, and (b) ground rules and a schedule for conducting the proceeding before the mediator. If a dispute is not settled pursuant to mediation within the agreed time period, or if any party will not participate in the mediation, the dispute will be submitted to binding arbitration in accordance with the rules of the CPR Institute for Dispute Resolution. The arbitration will be by a single arbitrator (or, if the amount in controversy is greater than $100,000, by three arbitrators, none of whom will be appointed by either party) experienced in the field of interactive electronic networks. The arbitration will be governed by the United States Arbitration Act, and judgment upon the award may be entered by any court having jurisdiction thereof. The arbitrators will not be empowered to award damages in excess of actual damages, but will be empowered (not required) to require any party to pay the reasonable attorney fees, expert witness fees, and other arbitration costs of any other party. Except as specified in Section 12, the procedures described in this section will be the exclusive procedures for the resolution of disputes; provided, however, that either party may seek preliminary judicial relief if in the judgment of that party such relief is necessary to avoid irreparable damage. Despite the initiation of any such judicial proceedings, the parties will continue to participate in good faith in the mediation or arbitration.

                       PLANET DIRECT WEB SERVICE AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

PLANET DIRECT CORPORATION               CAVION TECHNOLOGIES, INC.



By:                                     By:
   -----------------------------------     ------------------------------------
    David G. Luff, Vice President           Daniel W.Dudley, Vice President

Date:                                   Date:
     ---------------------------------       ----------------------------------

                       PLANET DIRECT WEB SERVICE AGREEMENT

                                    EXHIBIT A
                          TO THE WEB SERVICE AGREEMENT
         BETWEEN PLANET DIRECT CORPORATION AND CAVION TECHNOLOGIES, INC.

                            CAVION REFERRED PARTNERS
                              (CAVION CONFIDENTIAL)

CREDIT UNION                                            CITY                       STATE        EST. Members

1.      Alliance CU                                     Ogden                      UT           10,524
2.      Arapahoe CU                                                                CO           11,365
3.      Aurora FCU                                      Aurora                     CO           4,850
4.      Boise Employees CU                              International Falls,       MN           5,611
5.      Boulder Valley                                  Boulder,                   CO           14,275
6.      Bulldog FCU                                     Hagerstown,                MD           11,775
7.      Carolina Mountains                              Brevard                    NC           3,709
8.      Carolina Trust FCU                              Mvrtle Beach               NC           24,163
9.      Cheyenne Laramie County Employees FCU           Cheyenne                   WY           N/A
10.     Citizens First CU                               Oshkosh                    WI           26,883
11.     CO CU                                           Arvada                     CO           1,450,000
12.     College CU of Greeley                           Greeley                    CO           2,548
13.     Columbine                                       Greedwood Village          CO           N/A
14.     Community Financial FCU                         Broomfield                 CO           17,371
15.     Coors                                           Golden                     CO           11,769
16.     Decibel                                         Pueblo                     CO           9,365
17.     Denver Media CU                                 Denver                     CO           N/A
18.     Denver Police                                   Denver                     CO           7,231
19.     Denver Postal CU                                Arvada                     CO           24,846
20.     Denver Public Schools                           Denver                     CO           27,198
21.     DuPont Fibers                                   Richmond                   VA           16,407
22.     Emory FCU                                       Decatur                    GA           16,251
23.     Ent                                             Colo Springs               CO           154,061
24.     First American                                  Santa Ana                  CA           4,260
25.     First New England                               East Hartford              CT           9,526
26.     Fitzsimons FCU                                                             CO           15,723
27.     Gates Community CU                              Denver                     CO           16,744
28.     Glendale Area                                   Glendale                   CA           9,921
29.     Honeywell FCU                                   Minneapolis                MN           N/A
30.     Hoyt Lakes Community                            Hoyt Lakes                 MN           4,882
31.     Internal Rev Employees FCU                      Greensboro                 NC           N/A
32.     Jeffco Schools Credit                           Lakewood                   CO           17,454
33.     Jefferson City Hwy CU ?                         Jefferson City             MO           5,779


                                       12

                       PLANET DIRECT WEB SERVICE AGREEMENT

34.     Johns Manville                                  Denver                     CO           5,826
35.     Member One FCU                                  Roanoke                    VA           43,184
36.     Members Credit Union                            Winston-Salem              NC           47,755
37.     Metrum Community                                Littleton                  CO           2,869
38.     Mountain Bell CU                                Colo. Springs              CO           10,137
39.     Multco CU                                       Portland                   OR           8,690
40.     Norbel                                          Greeley                    CO           21,223
41.     North Carolina CU League                        Greensboro                 NC           2,000,000
42.     Northwest Famers Ins FCU                        Tigard                     OR           5,390
43.     Peoples CU                                      Springfield                CO           2,860
44.     Pinnacle CU                                     Atlanta                    GA           12,736
45.     Power CU                                        Pueblo                     CO           15,209
46.     Public Service CU                               Denver                     CO           48,690
47.     Racine Municipal                                Racine                     WI           2,007
48.     Red Rocks FCU                                   Highlands Ranch            CO           16,276
49.     Rogue CU                                        Medford                    OR           30,590
50.     Safeway Nw Cntrl CU                             Portland                   OR           38,969
51.     Santa Ana FCU                                   Santa Ana                  CA           8,855
52.     School District No 12 CU                        Northglenn                 CO           5,268
53.     School District No 3 FCU                        Colorado Springs,          CO           1,718
54.     Sonoma Cnty Sch CU                              Santa Rosa                 CA           11,682
55.     Sooper CU                                       Denver                     CO           19,122
56.     South Western FCU                               La Habra                   CA           17,673
57.     Southland Civic FCU                             Downey                     CA           17,411
58.     Southwestern Telco FCU                          Roanoke                    VA           N/A
59.     Space Age FCU                                   Aurora                     CO           16,289
60.     Spokane FCU                                     Spokane                    WA           12,560
61.     St. Vrain Valley CU                             Longmont                   CO           5,968
62.     Sun West Educational CU                         Pueblo                     CO           9,591
63.     SunCorp CU                                      Arvada                     CO           N/A
64.     Sunwest FCU                                     Phoenix                    AZ           28,703
65.     TLC FCU                                         Tillamook                  OR           15,690
66.     U of CO FCU                                     Boulder                    CO           56,433
67.     United CU                                       Mexico                     MO           12,007
68.     US Consolidated FCU                             Denver                     CO           N/A
69.     WEPCO FCU                                       Bloomington                MD           N/A
70.     Westminster FCU                                 Westminster                CO           2,411
71.     Wyhy FCU                                        Cheyenne                   WY           15,130

                       PLANET DIRECT WEB SERVICE AGREEMENT

                                    EXHIBIT B
                          TO THE WEB SERVICE AGREEMENT
         BETWEEN PLANET DIRECT CORPORATION AND CAVION TECHNOLOGIES, INC.

                              ACTIVE PORTAL OBJECTS

-        Auctions
-        Breaking News
-        Calendar
-        Category Directories
-        Classifieds
-        Daily Essentials
-        Family Content
-        Favorite Links
-        Financial Calculators
-        Travel Center
-        Local Events/ Community News
-        Maps
-        Messaging Centers (from ME Partners to ISP/PSP Subscribers)
-        National/Global News
-        Portfolio Tracker
-        Real Time Quotes
-        Reminder
-        Saved Searches
-        Search Engine
-        Stocks Market
-        Weather
-        Yellow/White Page Directories

                       PLANET DIRECT WEB SERVICE AGREEMENT

                                   EXHIBIT C
                          TO THE WEB SERVICE AGREEMENT
        BETWEEN PLANET DIRECT CORPORATION AND CAVION TECHNOLOGIES, INC.

                              ADVERTISING BLOCKING

         Generally, the following Advertising is to be blocked. PDC reserves the right to limit Advertising Blocking for only those Cavion Referred Partner sites whose Co-Branded Service has the potential of delivering more than 5,000 Users within a twelve-month period. Each Co-Branded Site may be different as not all Cavion Referred Partners offer these services, and may allow the serving of Advertising for one or more of the following:

CATEGORIES:
     -        Auto Loans
     -        Auto Buying
     -        Credit Cards
     -        Personal Insurance
     -        Personal Investments
     -        Mortgage
     -        Personal Loans
     -        Stock Brokerage


ADVERTISERS:
     -        CUShopper.com
     -        CUVillage.com
     -        Memberville.com









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